JIS


Judge Imaging Systems, Inc.                                       Exhibit 10(m)




                                 Sales Agreement



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                                                              Table of Contents


                                                                           Page
                                                                           ----
PROFESSIONAL SERVICES .......................................................1

SOFTWARE LICENSE ............................................................1

HARDWARE ....................................................................2

NETWORK WIRING, CABLE, ETC ..................................................2

PRICE    ....................................................................2

DELIVERY ....................................................................2

INSTALLATION ................................................................3

ACCEPTANCE ..................................................................4

TRAINING.....................................................................4

SOFTWARE ASSURANCE...........................................................5

HARDWARE MAINTENANCE ........................................................5

JUDGE'S WARRANTIES...........................................................6

BUYER'S WARRANTIES ..........................................................7

REMEDIES LIMITED ............................................................7

JUDGE'S CONSULTING SERVICES .................................................8

CONFIDENTIALITY..............................................................9

ARBITRATION..................................................................9

GENERAL ....................................................................10


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Exhibit                                   Price Summary
A........................................
                                          Professional Services
Exhibit
B........................................ FileNet Software ... Microsoft

Exhibit                                   Hardware
C........................................
                                          Cold Forms Design ... Programming
Exhibit
D........................................ Delivery And Installation Schedule

Exhibit                                   Acceptance Critera
E........................................
                                          Software License Terms
Exhibit
F........................................ Price And Payments

Exhibit                                   Annual System Maintenance Payment Sch.
G........................................
                                          Software Assurance Agreement
Exhibit
H........................................

Exhibit
I........................................

Exhibit
J........................................

Exhibit
K........................................


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                                 Sales Agreement


     This Sales Agreement is made and entered as of this 20th day of August 1996, by and between Judge Imaging Systems, Inc., New Jersey corporation, 379 Thornall Drive, Edison, NJ ("Judge") and The Putnam Berkley Group, Inc. ("Buyer").


     WHEREAS, Judge, a system integrator, is in the business of reselling and adding value to image and information management software from FileNet Corporation. and providing professional services related thereto, such as engi neering, programming, integration, training and support.

     WHEREAS, Judge also makes available for purchase certain computer and computer related hardware.

     WHEREAS, Buyer wishes to acquire from Judge a license to use certain software identified herein to enable it to operate the Hardware, Services and Software defined below (collectively the "System").

     NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the parties agree as follows:

     1. PROFESSIONAL SERVICES. Buyer agrees to buy and Judge agrees to furnish to Buyer the professional services described in Exhibit A attached hereto (the "Services").

     2. SOFTWARE LICENSE.

        2.1 Buyer agrees to buy and Judge agrees to grant to Buyer a perpetual non-exclusive license to use those certain computer software programs and enhancements and modifications described in Exhibit A (the "Software") to be installed and utilized with the System, and the documentation associated therewith as described in Exhibit F (the "Documentation"). Buyer agrees to utilize the Software for its business purposes only.

        2.2 Buyer shall utilize the Software at its business location 390 Murray Hill Parkway (the "Site"). Buyer shall not copy the Software except to provide reasonable back-up files for Buyer's own use at the Site. Buyer may copy the Documentation for its own use and at its own expense.


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     3. HARDWARE. Buyer agrees to buy and Judge agrees to make available to
Buyer the computer(s) and computer related hardware described in Exhibit A attached hereto (the "Hardware").

     4. NETWORK WIRING, CABLE, ETC..

        4.1 No electric power, network wiring, cable, or conduit is included in the purchase price. All network wiring, conduit, cable and fittings necessary for the operation of the Hardware shall be furnished by others and paid for by Buyer except as specified in Exhibit A.

        4.2 Network servers or any hardware or software related to network operation, PC work stations, voice boards, microphones, speakers or printers are not included in the Purchase Price except as specified in Exhibit A.

     5. PRICE.

        5.1 Buyer will pay Judge at its office in Moorestown, NJ the total purchase price described in Exhibit A for the Services, Software and Hard ware (the "Purchase Price").

        5.2 Payment is due on the date(s) specified in Exhibit B.

        5.3 Should Buyer fail to timely pay any payment due exceeding thirty days to Judge under this Agreement, then Buyer shall pay interest on the unpaid portion of such payment from the due date thereof until paid at the rate of twelve percent (12%) per annum or the highest legal rate of interest, whichever is lower.

        5.4 The Purchase Price for the Services, Software and Hardware does not include any tax that may be levied upon the Services, Software and Hardware or upon the sale, purchase or use thereof. Buyer shall pay any and all such taxes, other than taxes on the income of Judge. If by law Judge is chargeable with the collection and payment of any tax to be paid by Buyer, the amount thereof shall be added to the Purchase Price.

     6. DELIVERY.

        6.1 Software. The Software will be delivered by Judge to the Site in accordance with the delivery and installation schedule set out in Exhibit B.

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        6.2 Hardware. Judge will use commercially reasonable efforts to deliver the Hardware to Buyer in accordance with the delivery and installation schedule set out in Exhibit B. Title to the Hardware sold hereunder and risk of loss shall pass to the Buyer at the time of delivery to Buyer at the Site.

        6.3 Delay. If for any reason Buyer requests that shipment of the Hardware be delayed, Buyer agrees to pay to Judge the unpaid balance of the purchase price for the Hardware.

        6.4 Acceptance. If Buyer requests that Judge delay shipment of the Hardware, Judge will store the Hardware for a period of sixty days at no charge to Buyer, provided that Buyer has paid for the Hardware as herein above provided. After sixty days, Buyer agrees to pay one percent of the total amount of the purchase price per month for storage and handling charges.

        6.5 Force Majeure. Judge in no event shall be liable for delays in shipment or delivery, failure to manufacture, or other inability to perform this Agreement caused by acts of God, acts of Buyer, fire, floods, epidemics, war, riot, accidents at the place of manufacture, strikes, labor disputes, governmental control, force majeure, or any other contingency, whether or not similar to the foregoing, beyond Judge's control. Should any act of Buyer delay Judge's performance under this Agreement, the period of such delay shall be added to Judge's time for performance.

     7. INSTALLATION.

        7.1 Software. Unless otherwise specified in writing, the Software will be installed by Judge at the Site at a mutually convenient time pursuant to the schedule set out in Exhibit B.

        7.2 Hardware. Judge will use commercially reasonable efforts to install the Hardware pursuant to the schedule set out in Exhibit B. The Hardware will be installed in accordance with its manufacturer's instructions.

        7.3 The Software will be installed during customary working hours at the Site. Judge shall furnish qualified experienced personnel to complete installation of the Software; Buyer shall provide qualified experienced personnel knowledgeable of Buyer's existing computer system to consult with Judge's personnel to effect the installation. Buyer shall provide reasonable lighting, heating, ventilation and other working conditions for the installation and free and easy access to and from

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the place where the System is to be installed. Buyer shall prepare the Site location for installa tion of the System at its own expense and in accordance with the environmental, electrical, space and other specifications reasonably necessary to operate the System. If Judge's installation personnel cannot proceed with the installation upon arrival at the Site due to Buyer's failure to properly prepare the Site location, the actual expenses incurred by the installation personnel for such delay will be paid by Buyer. Judge shall endeavor to minimize any interruption in Buyer's business in the course of installation.

        7.4 Buyer is responsible for the cost, installation and functioning of all products not provided by Judge (i.e., without limitation, electric power, electrical wiring, cabling, telephone equipment, computers, modems, printers, tables, etc..).

     Upon request, Judge will provide specifications with respect to the foregoing items and consultation with respect thereto.

     8. ACCEPTANCE.

        8.1 Judge will notify Buyer in writing that installation has been completed and the System is available to Buyer for acceptance testing for a period of ten (10) business days after the date of notification (the "Testing Period"). The accep tance test shall consist of a series of documented tasks and verification procedures designed and approved by Buyer and Judge in writing as set forth in Exhibit D to determine whether the System performs in accordance with the description provided by Judge which is outlined in Documentation (the "Acceptance Test"). The Acceptance Test will be conducted and completed by Buyer with Judge's assistance within the Testing Period.

        8.2 Buyer will notify Judge in writing if the System does not properly perform the Acceptance Test. Buyer shall be deemed to have accepted the System upon notification of acceptance or if Judge has not been otherwise notified in writing of the Systems failure to properly perform the Acceptance Test by the conclusion of the Testing Period (the "Date of Acceptance").

        8.3 Buyer will include a complete list of errors found in the Acceptance Test in the written notice of the System's failure. Judge shall promptly review such notice and, within a mutually agreed reasonable time, shall correct the material errors and defects in the System and shall deliver and install such corrections or replace or repair such defects, as appropriate, at no charge to Buyer. Upon notice to

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Buyer that corrections to the System have been made, a new Testing Period shall commence and Buyer shall perform the Acceptance Test in the same manner as provided above. Thereafter, Buyer shall notify Judge in writing of any further errors or of its acceptance, as applicable. The parties shall cooperate and exercise all reasonable efforts for identifying and correcting all errors in the System.


        8.4 In the event that the System shall fail to pass the Acceptance Test after the reasonable efforts of the parties, Buyer shall have the right to terminate this Agreement and return all components of the System to Judge. All hardware must be returned in original packaging. Upon receipt of the complete System, Judge will refund to Buyer all amounts paid by Buyer to Judge to date, excluding amounts paid for Project Management Services identified in Exhibit A and amounts reasonably incurred for travel (and not previously reimbursed).

     9. TRAINING. Judge will provide instruction and training to Buyer's personnel at the Site location, dates and times described in Exhibit E at the cost set out in Exhibit A. All training and instruction will be given by qualified Judge personnel. Additional training will be supplied, when requested, at Judge's then current rates for such services.

     10. SOFTWARE ASSURANCE.

         10.1 At any time after execution of the Agreement, Buyer and Judge may enter into a separate Software Assurance Agreement in substantially the form attached as Exhibit C hereto, which shall be effective upon expiration of the warranty period described herein or at such other time as the parties may agree. If no Software Assurance Agreement is in effect between Buyer and Judge after expiration of the warranty period provided herein, then maintenance of the Software during that period of time shall be the sole responsibility of Buyer. If Judge conducts maintenance work on the Software at Buyer's request without a Software Assurance Agreement, compensation for such work will be on a time and materials basis at Judge's then current rates for such services.

         10.2 Any proposed assignment of the Software Assurance Agreement by Judge shall be subject to the prior written approval of Buyer. Any such assignment by Judge shall not limit the delivery to Buyer of any future releases or updates for the Software originating from Judge.

     11. HARDWARE MAINTENANCE.

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         11.1 Judge will assign to Buyer all Hardware manufacturer warranties and rights to maintenance agreements which will be the sole and exclusive warranty(s) relating to the Hardware. It will be solely Buyer's obligation to determine and enter into such maintenance agreements with the Hardware manufacturers as Buyer deems appropriate unless covered in Exhibit A.

         11.2 Buyer and Judge may enter into a separate maintenance contract(s) for the Hardware. If, within 30 days after the date hereof, Buyer and Judge do not execute a maintenance contract satisfactory to Buyer and Judge, then the main tenance of the Hardware will be the sole responsibility of the Buyer. If Judge conducts maintenance work on the Hardware without a maintenance contract, compensation for such work will be based upon time spent, materials furnished and actual expenses incurred. It is understood that such maintenance contract with Judge shall not commence until the expiration of the Hardware manufacturer's warranty period.

     12. JUDGE'S WARRANTIES.

         12.1 Judge represents, warrants and covenants to Buyer that:

              12.1.1 it is a corporation in good standing under the laws of the State of New Jersey with full authority to execute and perform this Agreement, the exe cution and performance of which have been duly authorized by Judge and is enforceable against Judge.

              12.1.2 as of the date of execution of this Agreement (a) Judge has not sought and has no present intention voluntarily to seek the protection of the Bankruptcy Laws; (b) Judge has no information that if known to creditors of Judge (i) would cause Judge voluntarily to seek the protection of the Bankruptcy Laws or (ii) might reasonably cause such creditor to subject Judge to any proceeding under the Bankruptcy Laws.

              12.1.3 it resells Software and has the right to enter into this Agreement and to sell the Hardware, license the Software and provide the Services as described herein;

              12.1.4 the Software will be developed and, subject to variations consistent with practical testing, inspection and workmanship, will perform substantially as described in the Documentation, provided that it is properly

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maintained, operated and serviced in accordance with the directions provided in the documentation.

              12.1.5 it has the right to sell the Hardware free of all liens or encumbrances with clear title.

              12.1.6 any applicable manufacturers' warranties for any third party software and Hardware will be assigned and transferred to Buyer; and

              12.1.7 the version of the Software and Documentation delivered to Buyer will be the complete, current version.

         12.2 Judge's warranties do not apply to any software or hardware that is not provided by Judge pursuant to this Agreement.

         12.3 Judge's warranties with respect to the Software shall terminate one hundred and twenty (120) days from the Date of Acceptance of the System. Notice of any warranty claim must be presented in writing to Judge within the warranty period or be barred. Upon receipt of a warranty claim, Judge will examine the System at the Site and undertake commercially reasonable steps to cure any warranty claim. THE WAR RANTIES STATED HERE ARE THE SOLE AND EXCLUSIVE WARRANTIES EXPRESSED OR IMPLIED BY JUDGE. DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. JUDGE DOES NOT PROMISE THAT THE SYSTEM IS ERROR-FREE OR WILL OPERATE WITHOUT INTER RUPTION. JUDGE IS NOT LIABLE TO BUYER OR ANY OTHER THIRD PAR TY CLAIMING RIGHTS THROUGH BUYER FOR ANY DAMAGE OR LOSS DUE TO THE INEFFECTIVENESS, DEFECT, OR FAILURE OF THE SYSTEM, IN CLUDING WITHOUT LIMITATION, ANY BUSINESS INTERRUPTION, LOST PROFITS, OR CONSEQUENTIAL OR INCIDENTAL DAMAGES. JUDGE'S LIA BILITY SHALL IN NO EVENT EXCEED THE PURCHASE PRICE SET FORTH IN EXHIBIT A OR APPROPRIATE PORTION THEREOF. BUYER MAY HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

         12.4 Judge shall keep the Software free and clear of any claims, liens or encumbrances that might interfere with Buyer's continuing use of the Software.

     13. BUYER'S WARRANTIES.

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         13.1 Buyer represents, warrants and covenants to Judge that:

              13.1.1 it is a corporation in good standing under the laws of the State of New York with full authority to execute and perform this Agreement, the execution and performance of which have been duly authorized by Buyer and is enforceable against Buyer.

              13.1.2 as of the date of execution of this Agreement (a) Buyer has not sought and has no present intention voluntarily to seek the protection of the Bankruptcy Laws; (b) Buyer has no information that if known to creditors of Buyer (i) would cause Buyer voluntarily to seek the protection of the Bankruptcy Laws or (ii) might reasonably cause such creditor to subject Buyer to any proceeding under the Bankruptcy Laws.

     14. REMEDIES LIMITED. If Judge through FileNet Corporation cannot correct any System "defect" within thirty (30) days after timely notice, Judge's sole responsibility will be to pay to Buyer the cost for such "defective" portion of the System as identified in Exhibit A as liquidated damages and not as a penalty due on its return to Judge. A "defect" is defined as substantial non-performance of the System's function(s) described in the Documentation. Without limiting the generality of the foregoing, JUDGE SHALL IN NO EVENT BE LIABLE FOR LOSS OF MONEY, PROFITS OR OTHER CONSEQUENTIAL DAMAGES RESULTING FROM THE USE, LOSS OF USE, OR MALFUNCTION OF THE SYSTEM, OR ANY PORTION THEREOF, WHETHER OR NOT FORESEEABLE BY JUDGE AND WHETHER OR NOT DUE TO JUDGE'S NEGLIGENCE OR THE NEGLIGENCE OF THOSE ACTING ON BEHALF OF JUDGE.

     15. Judge'S CONSULTING SERVICES.

         15.1 If Buyer determines that it wishes to retain Judge to provide consulting services to modify or customize the Software for Buyer's particular needs, the parties shall enter a written addendum to this Agreement setting forth the conditions under which such services shall be provided. Services to be performed will be documented and agreed to by both parties in writing based on a Project Proposal Plan developed by Judge. The following sections will be contained within the plan:

                  15.1.1   Project Scope
                  15.1.2   Completion Dates
                  15.1.3   Responsibilities and Expectations of both parties
                  15.1.4   Cost of Service

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         15.2 Buyer acknowledges and agrees that all developed, modified or customized Software is owned solely and exclusively by Judge.

         15.3 Buyer shall not be liable for the payment of any federal, state or local taxes or contributions imposed or required under unemployed insurance, social security or income tax laws with respect to Judge's employees engaged in performance of services for Buyer hereunder. Buyer shall be liable for the payment of any sales taxes imposed by any federal, state or local agencies with respect to Judge's services performed for Buyer hereunder.

     16. CONFIDENTIALITY. In the course of performance of this Agreement, Judge may have access to confidential and proprietary information of Buyer relating to Buyer's business which has been identified as such in writing signed by Judge (the "Trade Secrets"). Judge agrees to use the Trade Secrets only for the purposes of this Agreement, and not to otherwise use, copy, disclose or disseminate the Trade Secrets without the prior written consent of Buyer. Judge shall deliver all documents or other materials containing or referencing the Trade Secrets in its posses sion or control to Buyer promptly upon Buyer's request. The Trade Secrets shall not include any information that is or becomes generally known through no fault of Judge or was known to Judge prior to disclosure by or on behalf of Buyer as shown by Judge's written business records.

     17. ARBITRATION. Any dispute arising under this Agreement shall be submitted to binding arbitration under the rules then prevailing of the American Arbitration Association, and judgment upon the award rendered may be entered and en forced in any court of competent jurisdiction. The parties shall each appoint one arbitrator to be a member of the panel. Should the two arbitrators not be able to agree on a choice of the third, then the American Arbitration Association shall make the appointment of a person who is neutral to the parties in controversy. The arbitration shall be located in Moorestown, NJ. The written decision of the majority of the three arbitrators shall be binding on both parties hereto. The prevailing party will be entitled to reimbursement of its reasonable attorneys' fees and costs as part of the arbitration award plus reasonable travel and lodging and per diem of $30 if such arbitration was held in a city more than 75 miles from its corporate headquarters. The fees of the arbitrator(s) shall be borne equally by the parties.

     18. GENERAL.

         18.1 This Agreement constitutes the entire agreement between Buyer and Judge with respect to its subject matter. No oral or other agreement or

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understanding conflicting with or in addition to this Agreement shall be of any force and effect unless signed in writing by both Buyer and Judge.

         18.2 Neither party shall be liable for delays or inability to perform caused by acts of God, fire, floods, epidemics, war, riot, accident at the place of manufacture, strike, labor disputes, government control, or any other contingency, whether or not similar to the foregoing, beyond the party's control.

         18.3 This Agreement shall be governed by the laws of the State of New Jersey without giving effect to choice of law principles.

         18.4 In the event of the filing of petition in bankruptcy by or against Buyer, or the appointment of a receiver for Buyer, or the insolvency of Buyer, Judge may refuse to make further deliveries.

         18.5 This Agreement is not assignable by Buyer except by prior written agreement of Judge.

        18.6 If any part of this Agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found to be void and unenforceable.

         18.7 All notices required or permitted to be given under this Agree ment shall be in writing and shall be deemed to be given when personally delivered or when received after mailing by certified or registered mail, return receipt requested, sent by reputable overnight courier, sent by facsimile, telecommunication or other electronic means with a confirmation copy sent by one of the other means allowed hereunder, to the other party at the following address:

to Judge:
                           Judge Imaging Systems, Inc.
                           102 Executive Drive., Suite #7
                           Moorestown, NJ 08057
                           Phone (609) 866-8700; Fax (609) 866-8817
                           Attention:  Martin Judge

to Buyer:


or at such other address as may be designated from time to time pursuant to the pro visions of this paragraph.

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         18.8 The headings in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized manager, or officer effective as of the date first set forth above.


Judge:

Judge Imaging Systems, Inc.


By: /s/ Donald Potts                  Date: 8/20/96
    --------------------------


Name: Donald Potts________________________


Title: Sales Manager________________


Buyer:



By: /s/ Robert J. Badum                Date: 8/20/96
    ---------------------------


Name:  Robert J. Badum

Title: Vice President of Information Services

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